Exhibit 10.1
                                 AGREEMENT

            (for the acquisition of the entire issued share
                  capital of Irlandus Circuits Limited)



THIS AGREEMENT made 12th November 1999

BETWEEN

(1) ("the Vendor") DDL EUROPE LIMITED having its registered office at 72 Silverwood Road, Lurgan, Co Armagh BT66 6NB

-and-

(2) ("the Purchaser") FAST TRACK CIRCUITS LIMITED having its registered office at No. 3 Annesborough Industrial Estate aforesaid

WHEREAS:-

The Purchaser wishes to acquire the entire issued share capital of Irlandus Circuits Limited from the Vendor on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.  INTERPRETATION

(A)  Definitions

In this Agreement where the context admits:

(1) "Business Day" means a day (other than a Saturday or Sunday) on which Banks are open for ordinary banking business in Belfast.

(2) "the Company" means Irlandus Circuits Limited a company incorporated in Northern Ireland under number NI 15962 and incorporated on 20th July 1982;

(3) "Completion" means completion of the sale and purchase of the Shares;

(4) "Consideration" means the sum of 2,300,000.00 pounds sterling;

(5) "Covenantors" means the Covenantors named in the Deed of Indemnity;

(6) "Cross Guarantee" means a guarantee given by the Company and SMTEK Europe Limited jointly in favour of Ulster Bank Limited whereby the Company and SMTEK Europe Limited have given mutual or cross guarantees to said Bank in respect of indebtedness of each of them;

(7) "the Directors" means the persons listed in Part I of the Second Schedule and "the Continuing Directors" means the persons named in Part II of that Schedule;

(8) "the Disclosure Letter" means the letter of even date herewith from the Vendor to the Purchaser a copy of which is annexed hereto initialled on behalf of the parties for identification;

(9) "Inter-Company Indebtedness" means such sum which represents the net amount (after taking into account all sums due by the Company to such other parties) due to the Company by other companies within the group of companies of which the Company is a member or within the group of companies of which the Parent is a member;

(10) "the MIS Agreement" means an Agreement to be entered into between the Company and SMTEK Europe Limited whereby the Company will be granted rights to use in common with SMTEK Europe Limited certain facilities for computer hardware and software for management information systems and business operations; and

(11) "Parent" means SMTEK International, Inc a company incorporated in Delaware having its principal office at 2151 Anchor Court, Thousand Oaks, California 91320, USA which is the ultimate parent company in the group of companies of which the Company is a member;

(12) "the Property" means the property particulars of which are set out in the Third Schedule;

(13) "Regulatory Compliance" means the rules or regulations governing securities and the sale or disposal of same which may have effect in relation to the sale and purchase of the shares herein envisaged including any regulations or rules of the NASDAQ Stock Market operating in the United States;

(14) "the Shares" means the whole of the issued share capital of the Company (consisting of 2,002,289 Ordinary Shares of 1.00 pounds sterling each fully paid) and being held by the Vendor;

(15) "the Trading Agreement" means an Agreement to be entered into between the Parent and the Company whereby the Parent will undertake to ensure that members of the group of companies of which the Parent is the ultimate parent company shall for a 3 year period following Completion offer to acquire from the Company in each year printed circuit boards manufactured by the Company to the gross value in each year of not less than 350,000.00 pounds sterling (subject always to the Company offering to sell same on competitive market terms and to same meeting with the Parent's reasonable requirements regarding quality and delivery) PROVIDED ALWAYS that the Trading Agreement will be terminable by the Parent on 5 Business Days written notice given at any time in the event of SMTEK Europe Limited no longer being a member of the group of companies of which the Parent is the ultimate parent company.

(B)  Construction of Certain References

In this Agreement where the context so admits:

(1) words and phrases the definitions of which are contained in Part I of the Companies (Northern Ireland) Order 1986 shall be construed as having the meanings thereby attributed to them;

(2) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification); and

(3) references to Clauses and Schedules are references to Clauses hereof and Schedules hereto, references to Sub-Clauses or Paragraphs are, unless otherwise stated, references to Sub-Clauses of the Clause or Paragraphs of the Schedule in which the reference appears, and references to this Agreement include the Schedules.

(C)  Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

(D)  Schedules

Each of the Schedules shall have effect as if set out herein.

2.  CROSS GUARANTEE

2.1 The Vendor shall also use its best endeavours to procure the release of the Company from the Cross Guarantee as soon as possible and it shall be a continuing condition notwithstanding Completion that such release shall be sought and obtained (the parties recognising it may not be feasible within the time-scale to obtain such release prior to Completion in which event however the Vendor shall indemnify the Company against any claim made by said Bank under the Cross Guarantee to the extent same is solely related to the indebtedness of SMTEK Europe Limited).


3.  SALE OF SHARES

(A)  Sale and Purchase

Subject to the Conditions referred to in clause 2 being satisfied or waived by the parties (including if relevant agreement to defer satisfaction of any such Conditions) and to the terms of this Agreement the Vendor shall sell and the Purchaser shall purchase the Shares free from all liens, charges, equities and encumbrances (and together with all rights at completion attaching thereto).

(B)  Consideration

The consideration for the Shares shall be the Consideration.

(C)  Simultaneous Completion

Neither the Purchaser nor the Vendor shall be obliged to complete the purchase and sale of any of the Shares unless the purchase and sale of all the Shares is completed simultaneously.

4.  COMPLETION AND CONDITIONS

(1) Subject to the provisions of Clause 2 and the provisions of this clause completion of the sale and purchase of the Shares shall take place at 11.30 a.m. on 12th November 1999 at the offices of Messrs Elliott Duffy Garrett, Solicitors, Royston House, 34 Upper Queen Street, Belfast BT1 6FD whereupon:

   (A)  the Vendor shall:

        (i) deliver to the Purchaser:

            (a) duly executed transfers of the Shares by the registered holders thereof in favour of the Purchaser (or its nominee/s) together with the relative share certificate/s;

            (b) such waivers or consents as the Purchaser may require to enable the Purchaser (or its nominee/s) to be registered as holders of the Shares;

        (ii) cause such persons as the Purchaser may nominate to be validly appointed as additional directors of the Company and, upon such appointment, forthwith cause the Directors (other than the Continuing Directors) to retire from office delivering to the Purchaser letters under seal acknowledging that each Director so retiring has no claim outstanding for compensation or otherwise and without any payment either under the Employment Rights (Northern Ireland) Order 1996 or otherwise in respect of redundancy payment or unfair dismissal;

        (iii) procure revocation of all authorities to the bankers of the Company relating to bank accounts and giving authority to such persons as the Purchaser may nominate to operate the same; and

        (iv)  deliver to the Purchaser as agent for the Company:

            (a) all the statutory and other books (duly written up to date) of the Company and its certificate of registration, securities and common seal;

            (b)  the duly executed Trading Agreement;

            (c)  the duly executed MIS Agreement;

   (B) the Purchaser shall pay the Consideration in cash by internal Ulster Bank Markets Limited transfer to the account of the Parent at Ulster Bank Markets Donegall Square East Belfast and such transfer shall be an effective discharge to the Purchaser:-

(2) If in any respect the provisions of item (A) of Sub-Clause (1) of this Clause are not complied with on the date for Completion set by that Sub-Clause the Purchaser may:

   (A) defer Completion to a date not more than 20 Business Days after the date set by Sub-Clause (1) of this Clause (and so that the provisions of this Sub-Clause (2) shall apply to Completion as so deferred); or

   (B) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

   (C)  rescind this Agreement.

5.  WARRANTIES

   (A)  Fourth Schedule

The Fourth Schedule shall have effect.

   (B)  Purchaser's Knowledge

The warranties and representations contained in the Fourth Schedule are given firstly subject to matters fairly disclosed in this Agreement or the Disclosure Letter and secondly subject to the limitations on the Vendor's liability contained in the Fifth Schedule but no other information relating to the Company of which the Purchaser has constructive knowledge shall prejudice any claim made by the Purchaser under such warranties and representations or operate to reduce any amount recoverable. PROVIDED ALWAYS that no claim shall be made by the Purchaser under such warranties and representations where the Purchaser or any Continuing Director has actual knowledge of the matter which may be in breach of the warranties and representations or the relevant warranty and/or representation.

   (C)  Warranties to be independent

The warranties and representations set out in each Sub-Paragraph of Paragraph 2 of the Fourth Schedule shall be separate and independent, save where expressly provided otherwise.

   (D)  Damages

Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it in the event that any of the said warranties or representations is broken or proves to be untrue or misleading, the Vendor hereby covenants with the Purchaser for itself and as trustee for the Company that the Vendor will, on demand, pay to the Purchaser an amount equal to any deficiency or liability of the Company which arises from any breach of any of the said warranties and representations or which would not have existed or arisen if the said warranties and representations had been true.

6.  PROVISIONS RELATING TO THIS AGREEMENT

   (A)  Assignment

This Agreement is personal to the parties to it. Accordingly, neither the Purchaser nor the Vendor may, without the prior written consent of the other, assign the benefit of all or any of the other's obligations under this Agreement, nor any benefit arising under or out of this Agreement.

   (B)  Whole Agreement

This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto relating to its subject matter and no variations hereof shall be effective unless made in writing. The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Vendor or any other person save for those contained in this Agreement and in the Disclosure Letter. The Purchaser agrees that (except in the case of fraud) it shall have no right or remedy in respect of any other representation, warranty, promise or assurance save for those contained in this Agreement. The Purchaser acknowledges that its legal advisers have explained to it the effect of this Sub-Clause (B).

  (C)  Agreement Survives Completion

The provisions of this Agreement in so far as the same shall not have been performed at completion shall remain in full force and effect notwithstanding completion.

   (D)  Rights of Rescission

Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

   (E)  Law

This Agreement shall be governed by and construed in accordance with the law of Northern Ireland and the parties hereby submit to the non-exclusive jurisdiction of the Northern Ireland Courts.

   (F)  Notices

Any notice required to be given by either party hereto to the other shall be deemed validly served if served personally at the address of the relevant party given herein or on the solicitors for such party or if given by prepaid recorded delivery letter sent through the post to the address given herein of the relevant party or such other address as may from time to time be notified for this purpose, and any notice so served by post shall be deemed to have been served 24 hours after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted. In addition to the foregoing service may be effected by fax sent to the relevant party or the solicitor for such party and notice given by fax shall be deemed validly given PROVIDED the recipient's answer back code is duly received by the sender at the start and end of the message provided further that any notice despatched by fax after
17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 8.00am on the next Business Day.

7.  COSTS

Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

      FIRST SCHEDULE

      THE SHARES AND THE REGISTERED HOLDERS


      (1)                                 (2)
Name of Holder                      Number of Shares

  The Vendor                             2,002,289

      SECOND  SCHEDULE

      PART I

      DIRECTORS

Robert Gribben Adair

Gregory L Horton

Sean Francis Ritchie

George Raymond Weatherford


      PART II

      THE CONTINUING DIRECTORS

Robert Gribben Adair

Sean Francis Ritchie

      THIRD SCHEDULE

      THE PROPERTY


                    Description
Owner               of Property                         Tenure

The Company   The premises containing 5.018        999 years from
              Long Leasehold hectares on the       August 1989
              North West side of Annesborough
              Road, Craigavon the title to
              which is registered in Folio AR8309L
              County Armagh in the Land Registry
              of Northern Ireland


      FOURTH SCHEDULE

      WARRANTIES AND REPRESENTATIONS

1.  INTERPRETATION

In this Schedule where the context so admits:

(1) "the Audited Accounts" means the audited balance sheet of the Company made up as at the Balance Sheet Date and the audited profit and loss account of the Company for the financial period of 12 months ended on that date, true copies of which are annexed to the Disclosure Letter initialled on behalf of the parties and including the notes thereto;

(2)  "the Balance Sheet Date" means 2nd July 1999;

(3) "Encumbrance" includes any interest or equity of any person (including without prejudice to the generality of the foregoing, any right to acquire, option or right of preemption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

(4) "Intellectual Property" means patents, trade marks, registered designs, applications for any of the foregoing, trade or business names and copyright;

(5) "Intellectual Property Agreements" means agreements or arrangements relating (wholly or partly) to Intellectual Property or to the disclosure, use, assignment or patenting of any inventions, discovery, improvements, processes, formulae or other know-how;

(6) "SSAP" means Statement of Standard Accounting Practice in force at the date hereof as issued by the Institute of Chartered Accountants;

(7) any question whether a person is connected with another shall be determined in accordance with s.839 Income and Corporation Taxes Act 1988 (subject to the deletion of the words from "Except" to "arrangements in sub-section (4) thereof" which shall apply in relation to this Schedule as it applies in relation to that Act;

(8) where any statement in these warranties and representations is qualified by the expression "so far as the Vendor is aware" or any similar expression such reference or qualification shall be taken to mean the knowledge, information or belief which the Vendor has or ought reasonably to have after making such due and careful enquiries of the Continuing Directors as is reasonable and prudent in the circumstances.

2.  WARRANTIES AND REPRESENTATIONS

The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms:
THE COMPANY AND THE Vendor

(1)  Capacity

The Vendor has full power to enter into and perform this Agreement and this Agreement constitutes binding obligations on the Vendor in accordance with its terms.

(2)  Loans

Upon payment of the Inter-Company Indebtedness (if any) there will not (save in respect of Trading Accounts) be:

   (i) any further indebtedness or other liability (actual or contingent) owing by the Company to the Vendor (or any member of the group of companies of which the Vendor is a member or of which the Parent is a member) or any Director or any person connected with the Vendor (or any such member of the group of companies of which the Vendor is a member or the Parent is a member) nor

   (ii) any outstanding indebtedness owing to the Company by any such party.

THE COMPANY'S CONSTITUTION

(4)  Share Capital

The Company has an authorised share capital of 2,002,289.00 pounds sterling divided into 2,002,289 ordinary shares of 1.00 pounds sterling all of which are in issue fully paid and beneficially owned by the Vendor and held and registered in its name.

(5)  Memorandum and Articles

The copy of the Memorandum and Articles of Association of the Company annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto a copy of every such resolution or agreement as required by the Companies (Northern Ireland) Orders.

(6)  Company Resolutions

Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at Annual General Meetings which was not special business).

(7)  Options etc.

No person has the right (whether exercisable now or in the future and whether contingent or not) to call for allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

THE COMPANY

(8)  Litigation

So far as the Vendor is aware the Company is not engaged in any litigation or arbitration proceedings and so far as the Vendor are aware no litigation or arbitration proceedings are pending or threatened by or against the Company and there are no facts likely to give rise to any litigation and the Company has not been a party to any undertaking or assurance given to any Court or governmental agency which is still in force.

(9)  Insolvency

So far as the Vendor is aware no order has been made or petition presented or resolution passed for the winding up of the Company, nor has any distress, execution or other process been levied against the Company or any of its assets.

THE COMPANY'S ACCOUNTS AND RECORDS

(10)  Provision for liabilities

The Vendor has not pledged by any means the assets of the Company or any of them as security for the indebtedness of any party.

THE COMPANY'S BUSINESS

(11)  Business since the Balance Sheet Date

So far as the Vendor is aware since the Balance Sheet Date:

   (a) the Company has not borrowed or raised any money or taken any financial facility;

   (b) the Company has not entered into, or agreed to enter into, any capital commitments;

   (c) no shares or loan capital have been issued or agreed to be issued by the Company; and

   (d) no distribution of capital or income has been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital or preference capital of the Company has been repaid in whole or part or has become liable to be repaid.

(12)  Consequence of share acquisition by the Purchaser

So far as the Vendor is aware the acquisition of the Shares by the Purchaser or the compliance with the terms of this Agreement:

   (a) will not cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

   (b) will not relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company; and

   (c) will not give rise to or cause to become exercise able any right of pre-emption;

and to the best of the knowledge and belief of the Vendor the Company's relationships with clients, customers and suppliers will not be adversely affected thereby.

THE COMPANY'S ASSETS

(13)  Assets and Charges

   (a) So far as the Vendor is aware except for current assets disposed of by the Company in the ordinary course of its business the Company is the owner of and has good marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and no such asset, nor any of the undertaking, goodwill or uncalled capital of the Company is subject to any Encumbrance or any agreement or commitment to give or create any Encumbrance.

   (b) So far as the Vendor is aware since the Balance Sheet Date, save for disposals in the ordinary course of its business, the assets of the Company have been and remain in the possession of, or under the control of the Company.

(14)  Intellectual Property Rights

   (a) So far as the Vendor is aware the Company is the sole beneficial owner of the Intellectual Property referred to in the Disclosure Letter and (where such property is capable of registration) the registered proprietor thereof and (save for copyrights) owns no other Intellectual Property and no person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company and the Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets or list of customers to any other person.

   (b) So far as the Vendor is aware the Company owns the copyright in the designs of all its products and so far as the Vendor is aware none of the processes or products of the Company infringes any right of any other person relating to Intellectual Property or involves the unlicensed use of confidential information disclosed to the Company by any person in circumstances which might entitle that person to a claim against the Company and none of the Intellectual Property is being used, claimed, opposed or attacked by any person.

(15)  Title to the Property

So far as the Vendor is aware the particulars of the Property shown in the Fourth Schedule are true and correct and the owner shown therein has good and marketable title to and exclusive occupation of each Property which it is said to own free from any Encumbrance (save a charge in favour of the Department of Economic Development).

(16)  Matters affecting the Property

So far as the Vendor is aware no written notice, written order, written proposal for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line has been made or issued by or on behalf of any governor, statutory authority, department or body to the Vendor;

(17)  Material Contracts

So far as the Vendor is aware the Vendor has not without the knowledge of the Continuing Directors caused the Company to be bound by an agreement or arrangements whereby:

   (a) the Company will be likely to suffer a loss on completion or performance of the relevant contract or arrangement; or

   (b) the Company is involved or likely to be involved in obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the Company's business; or

   (c) the Company will be required to expend an aggregate consideration in excess of 25,000.00 pounds sterling; or

   (d) the Company's freedom would be restricted in carrying on the whole or any part of its business in any part of the world in such manner as it thinks fit;

(18)  Sureties

So far as the Vendor is aware no person other than the Company has given any guarantee of or security for any overdraft loan or loan facility granted to the Company.


(19)  Powers of Attorney

So far as the Vendor is aware there are in force no powers of attorney given by the Company (other than to the holder of an Encumbrance solely to facilitate its enforcement) and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

(20)  Options and Guarantees

So far as the Vendor is aware the Company is not a party to any option or pre-emption right, or a party to any guarantee or suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequence or default in the payment of, or otherwise to be responsible for, any indebtedness of any other person.

THE COMPANY AND ITS BANKERS

(21)  Continuation of Facilities

The Vendor has supplied to the Purchaser in writing full details of all overdrafts, loans or other financial facilities outstanding or available to the Company known to the Vendor and true and correct copies of all documents relating thereto and the Vendor has not done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

(22)  Bank Accounts

A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof has been supplied to the Purchaser. To the best of the Vendor's knowledge the Company has not any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. To the best of the Vendor's knowledge since such statement there have been no payments out of any such accounts except for routine payments and to the best of the Vendor's knowledge the balances on current account are not substantially different from the balances shown on such statements.

THE COMPANY AND ITS EMPLOYEES ETC

(23)  Directors

To the best of the Vendor's knowledge the particulars shown in the Second Schedule are true and complete and to the best of the Vendor's knowledge no person other than those named therein is a director of the Company.


(24)  Service Contracts

So far as the Vendor is aware there is not outstanding any Contract of Service between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than any compensation payable by statute) on three month's notice given at any time.

(25)  Pensions

To the best of the Vendor's knowledge the Company has no obligation (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide relevant benefits to or in respect of any person who is now or has been an officer or employee of the Company and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of payments or the provision of benefits as aforesaid.

(26)  Employees

To the best of the Vendor's knowledge the List of Employees annexed to the Disclosure Letter is true and complete and the Vendor is not aware of any other employee of the Company or other individual who has been appointed to perform services for the Company as an employee or agent for remuneration.


(27)  GENERAL WARRANTY RE TAXATION AND VENDOR AND PARENT'S ACTION

 The Company has no liability to taxation (whether on income, trading, gains, royalties, Value Added Tax, imposts of any kind etc) of any kind in any part of the world in consequence or by reason of any act or event on the part of or caused by the Vendor or any member of the group of companies of which the Vendor is a member (excluding the Company) or the Parent which has not been disclosed or is otherwise known to the Purchaser.

 GRANTS

(28) So far as the Vendor is aware no grant or assistance received by the Company from the Industrial Development Board for Northern Ireland is repayable (in whole or in part) by reason of the completion of the sale and purchase herein envisaged.

(29)  Particulars of Subsidiaries

As far as the Vendor is aware the Company has no subsidiary company.


(30)  Declarations of Dividends which remain unpaid

No dividends have been declared by the Company since incorporation of the Company which have not been paid in full and declared and paid in accordance with the Articles of Association of the Company and the Companies Acts or other relevant legislation.

(31)  Trading Accounts

The amounts shown on the Sales Invoices and Statements issued to, respectively, the Parent and SMTEK Europe Limited and contained in, respectively, paragraphs 15 and 16 of Schedule A to the Disclosure Letter are materally correct.

MATERIAL DISCLOSURE

(31) All information contained or referred to in the Disclosure Letter is accurate in all material respects.


       FIFTH SCHEDULE
       LIMITATION ON VENDOR'S LIABILITY

1. In this Schedule "Relevant Claim" means a claim made against the Vendor in respect of any of the warranties.

2. No Relevant Claim shall be made unless written notice containing specific details of the Relevant Claim is served on the Vendor before the date 18 calendar months following the date of this Agreement.

3. A Relevant Claim shall not be enforceable against the Vendor and shall be deemed to have been withdrawn unless any legal proceedings in connection with it are commenced within 6 months after written notice of it is first served on the Vendor.

4. The aggregate amount of the liability of the Vendor in respect of all Relevant Claims and in respect of any claim for breach of any other provision of this Agreement shall not exceed 400,000.00 pounds sterling.

5. No liability shall attach to the Vendor in respect of Relevant Claims unless the aggregate amount of the liability of the Vendor in respect of all such Relevant Claims shall exceed 35,000.00 pounds sterling in which event, subject always to the provisions of this Paragraph 5, the Vendor shall be liable for the whole amount and not just the excess provided always that no Relevant Claim shall be made unless the individual claim exceeds 3,500.00 pounds sterling (in which event, subject always to the provisions of this Paragraph 5, the Vendor shall be liable for the full amount of the individual claim) and any such individual claim which does not exceed 3,500.00 pounds sterling shall be disregarded for all purposes.

6.  The Vendor shall not be liable in respect of a Relevant Claim:

6.1 if it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Company or any of their respective agents, assignees of other successors in title;

6.2  to the extent that it arises or is increased as a result only of:

6.2.1 an increase in the rates, method of calculation or scope of taxation or change in the law or practice or policy of any taxation collecting or levying authority after the Balance Sheet Date;

6.2.2 the passing of any legislation, or making of any subordinate legislation, with retrospective effect;

6.2.3 any change in generally accepted accounting practice after the Balance Sheet Date;

6.3 to the extent that it relates to any loss (1) for which the Company is indemnified by insurance (save in respect of any excess amount or excess amounts) at the date of this Agreement and in respect of which and to the extent that the insurance company actually makes payment to the Company in respect of such claim (save where and to the extent that the insurance company does not make the payment as a result of the act or default of the Company after Completion) or (2) which has been made good or is otherwise compensated for without cost to the Purchaser or the Company;

6.4 to the extent that it relates to 6.4.1 any matter provided or reserved for, or included as a liability or disclosed, in the 1999 Accounts;

6.5 if it is a claim which is due to any change after Completion in the accounting principles, bases, policies and methods adopted by the Company from those used in the preparation of the 1999 Accounts;

6.6  would not have arisen but for a voluntary act or transaction, which:

6.6.1	is carried out at the request of or with the approval, concurrence or assistance of the Purchaser; or

6.6.2 is provided for in or carried out to comply with the terms of or give effect to this Agreement.

7. In calculating the liability of the Vendor in respect of any Relevant Claim credit shall be given to the Vendor to the extent of any amount by which any provision or reserve in the 1999 Accounts proves to be unnecessary and/or excessive (whether or not relating to the subject matter of the claim).

8. Where the Purchaser or the Company is entitled to recover from or be indemnified by some other person in respect of any sum arising out of any matter or event which could give rise to a Relevant Claim, the Purchaser shall or shall procure that the Company shall (as the case may be) (1) notify the Vendor as soon as reasonably possible of the possible entitlement specifying in reasonably sufficient detail the possible entitlement and (2) subject to it and the Company being firstly fully indemnified by the Vendor in respect of all proper and reasonable costs and expenses, to take all appropriate steps to recover that sum and any sum recovered including any amount the claimant would be entitled to recover but for some right of set-off or counterclaim of the other person which does not of itself constitute a Relevant Claim, will reduce the amount of the Relevant Claim to the extent of the recovery and in the event of the amount so recovered exceeding the amount of the Relevant Claim, such excess over the amount of the Relevant Claim shall be paid to the Vendor within 14 days of receipt by the Company or the Purchaser of the amount so recovered.

9.  VOID

10. the Purchaser shall procure that the Company shall accept and comply with Paragraphs 7 and 8 as if each person were a party to and bound by this Agreement.

11. Where any payment is made to the Company or to the Purchaser under Paragraph 8 above, any liability of the Vendor to which it relates will, for the purpose of calculating the aggregate liability mentioned in Paragraph 4 above, be deemed to have been reduced by the amount of the payment.


12.  The Purchaser:

12.1 confirms that in entering into this Agreement it relies on no other warranties, representations, covenants, undertakings, indemnities or other information than those expressly set out in the warranties and the Disclosure Letter and such information in writing received from the Vendor's advisers as is expressly set out in the Disclosure Letter; and

12.2 agrees that no other information, advice or assurances it or any one on its behalf may have received from the Vendor or its advisors or anyone else on its behalf in relation to the Company or otherwise in relation to this Agreement or its negotiation may be legally relied upon in any manner;

12.3 waives any rights it may have in respect of any information, advice or assurances it may have received other than those expressly set out in the warranties and the Disclosure Letter.

13. The Vendor shall not be liable to make any payment in respect of any Relevant Claim based upon a contingent liability of the Company until the liability becomes an actual liability and is paid and the Vendor is given firstly at least 20 Business Days written notice of the Purchaser's intention or the Company's intention to make the payment and secondly the opportunity to make written representations to the Purchaser as to the question of whether the payment should be made.

14. Any benefit accruing to the Purchaser or the Company as a result of the existence of the circumstances giving rise to the Relevant Claim shall be quantified and its value deducted from the amount of the Relevant Claim.

15.  VOID


16. If after the Vendor has paid any sum in respect of a Relevant Claim the Purchaser or the Company becomes entitled or has a claim to recover any sum from any person in respect of the subject matter of that claim the provisions of Paragraph 8 above shall apply mutatis mutandis to that right or claim to recovery and the Purchaser shall pay (or permit the Vendor to retain) a sum equal to the lesser of:

16.1 any amount the Purchaser or the Company is entitled to recover (net of all costs and expenses reasonably and properly incurred by it in pursuing the claim against the other person); and

16.2 the amount paid by the Vendor in respect of the Relevant Claim; to the Vendor forthwith upon the amount of the liability of the other person (if any) being paid.

17. Insofar as the payments made by the Vendor to the Purchaser in respect of Relevant Claims are less than the aggregate purchase consideration pursuant to the terms of this Agreement they shall constitute a repayment of any a reduction in such purchase consideration.

18.  VOID

19.1 If any matters or circumstances which may give rise to a Relevant Claim comes to the attention of the Purchaser of the Company it shall:

19.1.1 as soon as practicable give written notice to the Vendor setting out the particulars known to it, specifying in reasonably sufficient detail the nature of the claim and so far as practicable the amount claimed in respect of the Relevant Claim;

19.1.2 ensure that no admission or liability or agreement or compromise in relation to the matter or circumstance is made without the written consent of the Vendor (not to be unreasonably withheld or delayed);

19.1.3 give the professional advisers of the Vendor such reasonable access to the premises and personnel of the Purchaser or the Company as they may request and allow them the opportunity as they reasonably request to examine any relevant chattels, accounts, documents and records in the possession or control of either.

19.2 The Vendor and its professional advisers shall keep confidential any information obtained or received by them under the provisions of this Paragraph 19 except so far as information is required in exercising their rights under this paragraph.

19.3 Prior to making any Relevant Claim against the Vendor the Purchaser shall permit the Vendor (whether before or after payment of any claim) in the name of the Company to avoid dispute, resist, appeal, compromise or defend any matter which may otherwise result in a claim and give the Vendor all authorities and assistance as may be reasonably requested by the Vendor to enable them to do so (subject to providing the Company concerned with an effective indemnity in respect of the proper and reasonable costs and liabilities incurred).

19.4 The Purchaser shall procure that the Company shall observe and perform the provision of this Paragraph 19.

19.5 The Purchaser shall be entitled and (at the request and proper and reasonable cost of the Vendor) obliged (on the same basis as the relevant claimant) to give any consent or approval required and make any agreement required with respect of anything provided for in this Paragraph 19.

19.6 The Purchaser guarantees to the Vendor the due observance and performance by the company of the terms of this Paragraph 19.

19.7 These warranties shall remain in full force and effect after Completion but the Purchaser shall have no right to rescind or terminate this Agreement after Completion and the Purchaser's sole remedy in respect of a claim under the warranties shall be against the Vendor in damages subject to the limitations contained in this Agreement.

SIGNED on behalf of the
VENDOR




/s/ GREGORY L. HORTON
----------------------
Authorised Director





SIGNED on behalf of the
PURCHASER



/s/ SEAN F. RITCHIE
----------------------
Authorised Director